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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Boise Cascade Corporation

        We consent to the use of our report dated February 25, 2003, with respect to the consolidated balance sheet of Officemax, Inc. as of January 25, 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended January 25, 2003, included herein.

/s/KPMG LLP

Cleveland, Ohio
December 23, 2003

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Independent Auditors' Consent